Exhibit 99.1

Investor Relations:
John Lawlor
613-738-3503
john.lawlor@cognos.com

Media Contacts:
Sean Reid
Cognos, 613-738-1440
Sean.reid@cognos.com

Kristen Orfanos
LP&P, 781-782-5852
Kristen_Orfanos@lpp.com

Cognos® Reports Fourth Quarter and Full Year Results

Cognos delivers $117.9 million of license revenue

Ottawa, ON & Burlington, MA, March 30, 2006 – Cognos Incorporated (Nasdaq: COGN; TSX: CSN – all figures in U.S. dollars and in accordance with U.S. GAAP), the world leader in business intelligence (BI) and corporate performance management (CPM) solutions, today announced financial results for its fourth quarter and full fiscal year 2006, ended February 28, 2006.

Revenue for the fourth quarter was $253.1 million, compared with $256.3 million for the same period of last fiscal year. License revenue was $117.9 million, compared with $129.9 million in the fourth quarter of last fiscal year. Net income in the quarter was $44.0 million or $0.48 per diluted share, compared with $54.3 million or $0.58 per diluted share for the same period last fiscal year.

Revenue for the full fiscal year 2006 was $877.5 million, compared with $825.5 million for the previous fiscal year. Net income for fiscal year 2006 was $124.8 million, or $1.35 per diluted share, compared with the prior year’s net income of $136.6 million, or $1.47 per diluted share.

“These results represent solid performance,” said Rob Ashe, Cognos president and chief executive officer. “Overall license revenue of $117.9 million, inclusive of Cognos 8 license revenue of $55.5 million, 18 seven-figure contracts, and several major competitive wins all underscore the strength of our performance this quarter. Cognos 8 is setting the agenda for the BI market and establishing itself as the platform of choice for BI standardization.”

“The Cognos team executed well this quarter,” Mr. Ashe continued. “Our market leading solutions for BI and Performance Management position us strongly in this dynamic market. The recent release of Cognos 8 MR1, the launch of our ground-breaking Search solution – Cognos Go!, and our new Strategic Global Alliance with IBM set Cognos on course to take full advantage of the tremendous market opportunity in front of us.”

Highlights:

•	Fourth quarter license revenue of $117.9 million, up 56 percent from the third quarter

•	Cognos 8 license revenue of $55.5 million in the fourth quarter

•	18 contracts greater than $1 million, compared to 18 for the same period last year

•	242 contracts greater than $200,000, up 16 percent over the fourth quarter last year

•	Cognos announces Global Strategic Alliance with IBM

•	Major Cognos 8 wins at Allianz Life Insurance Company of North America, BC Hydro, BUPA, Georgia Department of Education, Nestle Suisse S.A., Public Works and Government Services Canada, San Diego City Schools, and State of Ohio Department of Administrative Services

Cognos’ balance sheet remains strong. Operating cash flow was $92.7 million. As a result, the company exited the quarter with $551.0 million in cash, cash equivalents, and short-term investments.

Business Outlook

Management offers the following outlook for the first quarter of fiscal year 2007, ending May 31, 2006, inclusive of an after-tax share based compensation expense of $0.05:

•	Revenue is expected to be in the range of $210 million to $218 million;

•	Diluted earnings per share are expected to be in the range of $0.15 to $0.19.

Management offers the following outlook for the full fiscal year 2007, ending February 28, 2007, inclusive of an after-tax share based compensation expense of $0.23:

•	Revenue is expected to be in the range of $940 million to $960 million;

•	Diluted earnings per share are expected to be in the range of $1.20 to $1.27.

The company’s outlook for the first quarter and full year of fiscal year 2007 assumes no significant changes in the economy, a business intelligence and corporate performance management market growth rate of approximately 7 percent, a tax rate of 25% for the year, a Canadian dollar of 86 cents U.S. and a Euro of $1.20 U.S. for the year. In addition, as outlined in a separate Current Report on Form 8-K filed today with the Securities and Exchange Commission (also available at http://www.cognos.com/company/investor/events/fy06q4/sbc_8k.html), Cognos adopted Statement of Financial Accounting Standard No.123 (revised), Share-based Payment, (“SFAS 123R”) on March 1, 2006, electing to follow the modified retrospective application method of transition. SFAS 123R requires all companies to measure compensation costs for all share-based payments (including stock options) at fair value and recognize such costs in the statement of income. The adoption of SFAS 123R will impact Cognos’ operating income, net income, and earnings per share.

Cognos management will host a Webcast and conference call to present results for the fourth quarter of fiscal year 2006 and business outlook at 5:15 p.m. Eastern Time, today, March 30, 2006.

The conference call may be accessed at 416-640-1907. The Webcast and archive may be accessed at http://www.cognos.com/company/investor/events/fy06q4. A replay of the conference call may be accessed at 416-640-1917 until Thursday, April 13, 2006 at 11:59 p.m. Eastern Time. The passcode for the replay is 21174106#.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information (including those in the section entitled “Business Outlook”) are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act.  Such forward-looking statements relate to, among other things, the company’s expectations with respect to revenue and earnings per share for both the first quarter of fiscal year 2007 and the full fiscal year 2007; the impact of Cognos products and solutions, including Cognos 8 and Cognos Go!, on the market and Cognos’ position in the market; the impact of Cognos’ Strategic Global Alliance with IBM; the assumptions made in connection with the business outlook and other matters. Certain assumptions were applied in making the forward-looking statements, such as the business outlook, and material assumptions are set out above in the section entitled “Business Outlook”.

These forward-looking statements are neither promises nor guarantees, but involve risks, factors and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: Cognos’transition to Cognos 8 and customer acceptance and implementation of Cognos 8; a continuing increase in the number of larger customer transactions and the related lengthening of sales cycles and challenges in executing on these sales opportunities; the company’s ability to identify, hire, train, motivate, and retain highly qualified management/other key personnel (including sales personnel) and its ability to manage changes and transitions in management/other key personnel; the incursion of enterprise resource planning and other major software companies into the BI market; continued BI and software market consolidation and other competitive changes in the BI and software market; currency fluctuations; the impact of the implementation of SFAS No. 123R; the company’s ability to develop, introduce and implement new products as well as enhancements or improvements for existing products that respond to customer/product requirements and rapid technological change; the impact of global economic conditions on the company’s business; the company’s ability to maintain or accurately forecast revenue or to anticipate and accurately forecast a decline in revenue from any of its products or services; the company’s ability to compete in an intensely competitive market; new product introductions and enhancements by competitors; the company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; fluctuations in the company’s quarterly and annual operating results; fluctuations in the company’s tax exposure; the impact of natural disasters on the overall economic condition of North America; unauthorized use or misappropriation of the company’s intellectual property; claims by third parties that the company’s software infringes their intellectual property; the risks inherent in international operations, such as the impact of the laws, regulations, rules and pronouncements of foreign jurisdictions and their interpretation by foreign courts, tribunals, regulatory and similar bodies; the company’s ability to identify, pursue, and complete acquisitions with desired business results; and the existence of regulatory barriers to integration; as well as the risk factors discussed in the company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), as well as other periodic reports filed with the SEC and the CSA. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

About Cognos:

Cognos, the world leader in business intelligence and corporate performance management, delivers software and services that help companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage — Corporate Performance Management (CPM) — achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 23,000 customers in over 135 countries. Cognos enterprise business intelligence solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos, the Cognos logo and Cognos 8 are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

SUPPLEMENTARY INFORMATION (unaudited):

	FY2005	FY 2006

	Q4	Q1	Q2	Q3	Q4

Total License Revenue ($000s)	129,946	71,146	78,649	75,510	117,942

Year-Over-Year License Revenue Growth	39%	8%	4%	(18)%	(9)%

Geographic Distribution:
Total Revenue ($000s)
Americas	141,189	115,516	122,593	122,171	147,560
Europe	94,145	66,461	67,596	72,972	87,474
Asia/Pacific	20,992	18,098	21,853	17,111	18,095

% of Total
Americas	55%	58%	58%	58%	58%
Europe	37%	33%	32%	34%	35%
Asia/Pacific	8%	9%	10%	8%	7%

Year-Over-Year Revenue Growth – Total
Americas	23%	10%	11%	1%	5%
Europe	26%	21%	17%	5%	(7)%
Asia/Pacific	63%	31%	28%	(12)%	(14)%

Pro Forma Year-Over-Year Revenue Growth – In Local Currency
Americas	22%	9%	10%	0%	3%
Europe	19%	17%	17%	14%	4%
Asia/Pacific	61%	26%	22%	(10)%	(9)%

Orders (License, Support, Services)
> $ 1M	18	6	9	7	18
> $200K	208	104	124	115	242
> $ 50K	1,215	668	754	737	1,241

Average Selling Price (License Orders Only) ($000s)
> $ 50K	207	175	172	157	192

New vs Existing License Revenue – % of Total
New	37%	32%	31%	29%	27%
Existing	63%	68%	69%	71%	73%

Channel – License Revenue – % of Total
Direct	77%	68%	74%	72%	77%
Third Party	23%	32%	26%	28%	23%

Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	522,900	496,036	501,252	483,259	551,002
Days sales outstanding	67	63	60	66	77
Total employees	3,393	3,408	3,453	3,566	3,574

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)

	Three Months Ended February 28,		Years Ended February 28,

	2006	2005	2006	2005

	(Unaudited)
Revenue
Product license	$117,942	$129,946	$343,247	$362,958
Product support	96,988	88,477	371,985	320,451
Services	38,199	37,903	162,268	142,122

Total revenue	253,129	256,326	877,500	825,531

Cost of revenue
Cost of product license	1,934	1,280	6,297	3,025
Cost of product support	9,665	10,048	36,405	32,805
Cost of services	31,548	31,796	129,020	113,302

Total cost of revenue	43,147	43,124	171,722	149,132

Gross margin	209,982	213,202	705,778	676,399

Operating expenses
Selling, general, and administrative	130,495	122,811	447,080	406,204
Research and development	30,114	29,244	114,740	105,938
Amortization of acquisition-related intangible assets	1,697	1,637	6,655	5,602

Total operating expenses	162,306	153,692	568,475	517,744

Operating income	47,676	59,510	137,303	158,655
Interest and other income, net	7,544	1,578	17,163	6,571

Income before taxes	55,220	61,088	154,466	165,226
Income tax provision	11,230	6,753	29,664	28,622

Net income	$ 43,990	$ 54,335	$124,802	$136,604

Net income per share
Basic	$0.49	$0.60	$1.38	$1.51

Diluted	$0.48	$0.58	$1.35	$1.47

Weighted average number of shares (000s)
Basic	90,015	90,982	90,564	90,517

Diluted	91,421	94,187	92,605	93,238

COGNOS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)

	February 28, 2006	February 28, 2005

Assets
Current assets
Cash and cash equivalents	$ 398,634	$ 378,348
Short-term investments	152,368	144,552
Accounts receivable	216,850	189,602
Prepaid expenses and other current assets	31,978	24,373
Deferred tax assets	6,783	3,856

	806,613	740,731
Fixed assets, net	75,821	73,566
Intangible assets, net	22,125	27,234
Other assets	6,096	6,378
Goodwill	225,709	221,490

	$1,136,364	$1,069,399

Liabilities
Current liabilities
Accounts payable	$ 33,975	$ 30,705
Accrued charges	30,799	31,047
Salaries, commissions, and related items	73,229	91,010
Income taxes payable	4,648	21,148
Deferred revenue	246,562	222,585

	389,213	396,495
Deferred income taxes	28,171	17,083

	417,384	413,578

Commitments and Contingencies
Stockholders’ Equity
Capital stock
Common shares and additional paid-in capital (2006 – 89,826,706; 2005 – 91,070,967)	279,943	252,561
Treasury shares (2006 – 55,970; 2005 – 46,375)	(1,563)	(1,199)
Deferred stock-based compensation	(501)	(277)
Retained earnings	436,614	402,020
Accumulated other comprehensive income	4,487	2,716

	718,980	655,821

	$1,136,364	$1,063,399

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)

	Three Months Ended February 28,		Years Ended February 28,

	2006	2005	2006	2005

	(Unaudited)
Cash flows from operating activities
Net income	$ 43,990	$ 54,335	$124,802	$136,604
Non-cash items
Depreciation and amortization	7,653	5,724	29,362	26,384
Amortization of deferred stock-based compensation	152	220	679	734
Amortization of other deferred compensation	--	--	--	7
Deferred income taxes	5,891	(5,336)	5,971	(4,364)
Loss on disposal of fixed assets	166	200	521	413

	57,852	55,143	161,335	159,778
Change in non-cash working capital
Increase in accounts receivable	(58,358)	(45,790)	(30,245)	(23,734)
Increase in prepaid expenses and other current assets	(10,472)	(5,665)	(7,563)	(665)
Increase (decrease) in accounts payable	7,963	(2,779)	3,409	(5,900)
Increase (decrease) in accrued charges	5,012	1,352	(714)	(2,891)
Increase (decrease) in salaries, commissions, and related items	16,269	22,682	(16,168)	23,987
Increase (decrease) in income taxes payable	3,067	7,446	(15,722)	15,032
Increase in deferred revenue	71,362	65,251	30,606	32,860

Net cash provided by operating activities	92,695	97,640	124,938	198,467

Cash flows from investing activities
Maturity of short-term investments	117,948	10,145	450,727	330,716
Purchase of short-term investments	(44,187)	(29,268)	(458,543)	(311,689)
Additions to fixed assets	(4,766)	(5,545)	(21,840)	(17,516)
Additions to intangible assets	(468)	(206)	(1,125)	(977)
Decrease (increase) in other assets	311	(6,378)	426	(6,378)
Acquisition costs, net of cash and cash equivalents	--	(2,181)	(4,546)	(51,887)

Net cash provided by (used in) investing activities	68,838	(33,433)	(34,901)	(57,731)

Cash flows from financing activities
Issue of common shares	6,756	15,914	34,324	48,734
Purchase of treasury shares	(713)	--	(890)	(335)
Repurchase of shares	(24,144)	(14,915)	(97,527)	(42,735)

Net cash provided by (used in) financing activities	(18,101)	999	(64,093)	5,664

Effect of exchange rate changes on cash	(1,928)	(795)	(5,658)	7,118

Net increase in cash and cash equivalents	141,504	64,411	20,286	153,518
Cash and cash equivalents, beginning of period	257,130	313,937	378,348	224,830

Cash and cash equivalents, end of period	398,634	378,348	398,634	378,348
Short-term investments, end of period	152,368	144,552	152,368	144,552

Cash, cash equivalents, and short-term investments, end of period	$551,002	$522,900	$551,002	$522,900